EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
May 23, 2006	fcooper@tollbrothersinc.com
Joseph R. Sicree (215) 938-8045
jsicree@tollbrothersinc.com

TOLL BROTHERS REPORTS FY 2006 2ND QTR EPS OF $1.06, UP 6% VS FY 2005
NET INCOME OF $174.9 MILLION RISES 3% VS FY 2005

Horsham, PA, May 23, 2006 – Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported that, for the three month period ended April 30, 2006, record second quarter net income rose 3% to $174.9 million; record second quarter total revenues rose 17% to $1.44 billion; record second quarter-end backlog rose 3% to $6.07 billion; and signed contracts of $1.56 billion declined 29%, compared to FY 2005’s record second quarter results. For the six-month period ended April 30, 2006, record net income rose 21% to $338.8 million; record total revenues rose 25% to $2.78 billion; and signed contracts of $2.70 billion declined 26%, compared to FY 2005’s record six-month results.

Robert I. Toll, chairman and chief executive officer, stated: “Demand, while obviously diminished, has not disappeared. We believe many customers currently feel a lack of urgency to purchase due to their uncertainty over the direction of home prices: This has contributed to keeping many potential buyers on the sidelines.

“While the general economy remains healthy, the new home economy is beset by an oversupply of investor specs, builders’ specs and specs created through buyer cancellations. We believe that once this excess inventory is absorbed, demand should once again exceed supply. This should increase customer confidence and improve perceptions of the market’s health; then, we believe those buyers who have been on the sidelines will come back into the market and prices should start to rise again.

“We continue to increase our community count and expect to end FY 2006 with approximately 295 selling communities compared to 230 at FYE 2005. Most of these new communities have been under option and in approvals for several years, and have recently begun to emerge successfully from the approval pipeline. Since newer communities generally offer greater choice and shorter delivery times, we believe this expansion will lead to more sales.

“We continue to find attractive land opportunities, which we are putting under option and then taking through the approval process. These sites will become new communities several years hence, once approvals are received. We currently control approximately 91,000 lots, of which 51% are under option and 49% are owned. We see this as a major source of future growth.”

*more*

Joel H. Rassman, chief financial officer, stated: “On May 5, 2006, when we released preliminary second quarter FY 2006 results, we adjusted our range of estimated FY 2006 home deliveries to between 9,000 and 9,700. Based on this modification, as well as our estimate of increased material and labor costs, and higher write-downs in our second quarter, a majority of which resulted from continuing weakness in the metro Detroit market, we now believe net income will be between $780 million and $850 million and earnings per share will be between $4.69 and $5.16 in FY 2006. This would translate into a return on beginning equity of between 28% and 31%.

“In addition to the 3.9 million shares we have bought back during the previous nine months, since our last conference call on May 5, 2006 we have repurchased another 515,000 shares at an average price of $29.40.”

Toll Brothers’ financial highlights for the second quarter and six-month periods ended April 30, 2006 (unaudited):

•	FY 2006’s second-quarter net income of $174.9 million grew 3% versus FY 2005’s second-quarter net income of $170.1 million. FY 2006’s second-quarter earnings of $1.06 per share diluted grew 6% versus FY 2005’s second quarter earnings of $1.00 per share diluted, the previous second-quarter record.

•	FY 2006’s six-month net income of $338.8 million grew 21% versus FY 2005’s six-month net income of $280.3 million. FY 2006’s six-month earnings of $2.04 per share diluted grew 22% versus FY 2005’s six-month earnings of $1.67 per share diluted, the previous six-month record.
•	FY 2006’s second-quarter total revenues of $1.44 billion increased 17% over FY 2005’s second-quarter revenues of $1.24 billion, the previous second-quarter record. FY 2006’s second-quarter home building revenues of $1.44 billion increased 17% over FY 2005’s second-quarter home building revenues of $1.23 billion, the previous second-quarter record. Revenues from land sales totaled $2.1 million in FY 2006’s second quarter, compared to $9.8 million in FY 2005’s second quarter.

•	FY 2006’s six-month total revenues of $2.78 billion increased 25% over FY 2005’s six-month revenues of $2.23 billion, the previous six-month record. FY 2006’s six-month home building revenues of $2.78 billion increased 25% over FY 2005’s six-month home building revenues of $2.22 billion, the previous six-month record. Revenues from land sales totaled $6.8 million in FY 2006’s first six months, compared to $11.0 million in the first six months of FY 2005.

•	In addition, in the Company’s second quarter and first six months of FY 2006, unconsolidated entities in which the Company had an interest delivered $29.0 million and $81.0 million of homes, respectively, compared to $38.4 million and $64.9 million during the second quarter and first six months, respectively, of FY 2005. The Company’s share of profits from the delivery of these homes is included in “Equity Earnings from Unconsolidated Entities” on the Company’s Income Statement.

*more*

•	In FY 2006, the Company’s second-quarter-end backlog of $6.07 billion increased 3% over FY 2005’s second-quarter-end backlog of $5.87 billion, the previous second-quarter record. In addition, at the end of second quarter FY 2006, unconsolidated entities in which the Company had an interest had a backlog of $7.7 million.

•	The Company’s FY 2006 second-quarter contracts of $1.56 billion declined by 29% compared to FY 2005’s second-quarter contracts of $2.20 billion, the second-quarter record. The Company’s FY 2006 six-month contracts of $2.70 billion declined by 26% compared to FY 2005’s same period contracts of $3.65 billion, the six-month record. In addition, in the second quarter and first six months of FY 2006, unconsolidated entities in which the Company had an interest signed contracts of $15.9 million and $32.7 million, respectively.

•	The Company revised its earnings guidance for FY 2006 to between $4.69 and $5.16 per share, compared to its previous guidance of $4.77 and $5.26 per share. The revision was due in part to the Company’s revised outlook for increased material and labor costs on homes to be delivered in the second half of FY 2006 and a second quarter write-down of $12.0 million, or approximately $.04 per share, the majority of which was attributable to the continuing weakness in the metro Detroit market and its impact on several existing communities. Prior to its 2:00 PM conference call today May 23, 2006 to discuss its second quarter results, the Company intends to file a Form 8-K with the Securities and Exchange Commission containing detailed guidance for expected results of operations for Fiscal 2006 which will be discussed on the call.

•	During the second quarter of FY 2006, the Company bought back 1.3 million shares of its stock at an average price of $30.49. For the first six months of FY 2006, the Company bought back 1.94 million shares of its stock at an average price of $31.83. Since April 30, 2006 the Company has repurchased approximately 515,000 more shares at an average price of $29.40.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 23, 2006, to discuss these results and our outlook for the remainder of fiscal 2006. Prior to this conference call, the company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2006 which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through July 31, 2006.

*more*

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, Virginia and West Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers, a FORTUNE 500 Company and #102 on the Forbes Platinum 400 based on five-year annualized total return performance, is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company now sponsors the Toll Brothers – Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	April 30, 2006	October 31, 2005

	(Unaudited)
ASSETS

Cash and cash equivalents	$398,110	$689,219
Inventory	5,939,352	5,068,624
Property, construction and office equipment, net	95,640	79,524
Receivables, prepaid expenses and other assets	170,945	185,620
Contracts receivable	97,524
Mortgage loans receivable	59,606	99,858
Customer deposits held in escrow	87,636	68,601
Investments in and advances to unconsolidated entities	224,697	152,394

	$7,073,510	$6,343,840

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Loans payable	$689,837	$250,552
Senior notes	1,140,597	1,140,028
Senior subordinated notes	350,000	350,000
Mortgage company warehouse loan	48,679	89,674
Customer deposits	446,564	415,602
Accounts payable	259,995	256,557
Accrued expenses	757,334	791,769
Income taxes payable	276,715	282,147

Total liabilities	3,969,721	3,576,329

Minority interest	6,983	3,940

Stockholders’ equity:
Common stock	1,563	1,563
Additional paid-in capital	230,119	242,546
Retained earnings	2,914,848	2,576,061
Treasury stock	(49,724)	(56,599)

Total stockholders’ equity	3,096,806	2,763,571

	$7,073,510	$6,343,840

*more*

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Six months ended April 30,		Three months ended April 30,

	2006	2005	2006	2005

Revenues:
Traditional home sales	$2,679,187	$2,215,095	$1,400,478	$1,225,998
Percentage of completion	97,524		39,955
Land sales	6,778	11,025	2,100	9,800

	2,783,489	2,226,120	1,442,533	1,235,798

Costs of revenues:
Traditional home sales	1,860,634	1,516,142	976,543	830,649
Percentage of completion	78,524		31,178
Land sales	5,939	6,095	2,103	5,316
Interest	58,629	49,938	29,875	28,126

	2,003,726	1,572,175	1,039,699	864,091

Selling, general and administrative	281,224	223,423	142,046	116,358

Income from operations	498,539	430,522	260,788	255,349
Other:
Equity earnings from unconsolidated entities	29,393	5,308	12,824	3,373
Interest and other	22,293	15,992	10,966	9,109

Income before income taxes	550,225	451,822	284,578	267,831
Income taxes	211,438	171,496	109,641	97,698

Net income	$338,787	$280,326	$174,937	170,133

Earnings per share:
Basic	$2.19	$1.83	$1.13	1.10

Diluted	$2.04	$1.67	$1.06	1.00

Weighted average number of shares:
Basic	154,919	153,140	154,763	154,627
Diluted	166,377	167,718	165,727	169,352

Additional information:
Interest incurred	$66,654	$58,148	$34,218	$28,998

Depreciation and amortization	$15,326	$10,879	$8,213	$5,678

Interest expense by source of revenue:
Traditional home sales	$55,346	$49,512	$28,516	$27,754
Percentage of completion	2,545		1,128
Land sales	738	426	231	372

	$58,629	$49,938	$29,875	$28,126

*more*

	Three Months Ended April 30,
	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	351	254	225.2	140.3
Mid-Atlantic (DE, MD, PA, VA)	687	759	454.5	458.7
Midwest (IL, MI, MN, OH)	115	141	82.4	89.1
Southeast (FL, NC, SC)	392	197	208.9	105.4
Southwest (AZ, CO, NV, TX)	378	305	266.4	188.9
West (CA)	140	256	163.1	243.6

Total traditional	2,063	1,912	1,400.5	1,226.0
Percentage of completion*			40.0

Total consolidated	2,063	1,912	1,440.5	1,226.0
Unconsolidated entities	45	87	29.0	38.4

	2,108	1,999	1,469.5	1,264.4

CONTRACTS

Northeast (CT, MA, NJ, NY, RI)	311	435	211.7	289.3
Mid-Atlantic (DE, MD, PA, VA)	643	1,177	412.6	784.1
Midwest (IL, MI, MN, OH)	171	212	110.6	144.4
Southeast (FL, NC, SC)	307	462	193.0	260.8
Southwest (AZ, CO, NV, TX)	434	579	332.0	403.5
West (CA)	210	255	218.0	291.4

Total traditional	2,076	3,120	1,477.9	2,173.5
Percentage of completion*	91	61	86.3	31.0

Total consolidated	2,167	3,181	1,564.2	2,204.5
Unconsolidated entities	25	123	15.9	85.2

	2,192	3,304	1,580.1	2,289.7

	At April 30,
	UNITS		$ (MILL)

BACKLOG	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	1,202	1,299	827.6	825.9
Mid-Atlantic (DE, MD, PA, VA)	2,153	2,767	1,444.4	1,782.3
Midwest (IL, MI, MN, OH)	457	534	313.7	360.6
Southeast (FL, NC, SC)	1,792	1,159	1,012.5	672.5
Southwest (AZ, CO, NV, TX)	1,872	1,743	1,356.8	1,162.7
West (CA)	643	940	696.9	964.0

Total traditional	8,119	8,442	5,651.9	5,768.0

Percentage of completion*
Undelivered	620	119	516.0	98.4
Less, revenue recognized			(97.6)

Net percentage of completion	620	119	418.4	98.4

Total consolidated	8,739	8,561	6,070.3	5,866.4
Unconsolidated entities	12	183	7.7	111.7

	8,751	8,744	6,078.0	5,978.1

*more*

	Six Months Ended April 30,
	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast (CT, MA, NJ, NY, RI)	659	483	421.3	263.6
Mid-Atlantic (DE, MD, PA, VA)	1,276	1,422	848.1	845.6
Midwest (IL, MI, MN, OH)	224	236	158.0	146.1
Southeast (FL, NC, SC)	789	352	421.7	189.7
Southwest (AZ, CO, NV, TX)	718	553	513.7	344.8
West (CA)	276	456	316.4	425.3

Total traditional	3,942	3,502	2,679.2	2,215.1
Percentage of completion*			97.6

Total consolidated	3,942	3,502	2,776.8	2,215.1
Unconsolidated entities	144	150	81.0	64.9

	4,086	3,652	2,857.8	2,280.0

CONTRACTS
Northeast (CT, MA, NJ, NY, RI)	509	754	347.0	490.0
Mid-Atlantic (DE, MD, PA, VA)	1,099	1,944	726.1	1,255.5
Midwest (IL, MI, MN, OH)	238	324	152.7	222.4
Southeast (FL, NC, SC)	561	841	357.0	463.2
Southwest (AZ, CO, NV, TX)	741	945	561.4	657.8
West (CA)	323	483	343.2	524.7

Total traditional	3,471	5,291	2,487.4	3,613.6
Percentage of completion*	240	63	216.7	34.0

Total consolidated	3,711	5,354	2,704.1	3,647.6
Unconsolidated entities	53	159	32.7	100.7

	3,764	5,513	2,736.8	3,748.3

*more*

PERCENTAGE OF COMPLETION
	Three Months ended April 30,

	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast			22.5	N/A
Southeast			15.2
Southwest			2.3

Total			40.0	N/A

CONTRACTS

Northeast	71	60	64.9	29.5
Mid-Atlantic	5		1.7
Southeast	4	1	11.5	1.5
Southwest	11		8.2

Total	91	61	86.3	31.0

	At April 30,

	UNITS		$ (MILL)

BACKLOG	2006	2005	2006	2005

Northeast	473	60	364.0	29.5
Mid-Atlantic	48		20.0
Southeast	76	59	114.3	68.9
Southwest	23		17.7
Less, revenue recognized			(97.6)

Total-Net	620	119	418.4	98.4

	Six Months ended April 30,

	UNITS		$ (MILL)

HOME BUILDING REVENUES	2006	2005	2006	2005

Northeast			62.2	N/A
Southeast			33.1
Southwest			2.3

Total			97.6	N/A

CONTRACTS

Northeast	202	60	181.2	29.5
Mid-Atlantic	18		7.0
Southeast	4	3	16.3	4.5
Southwest	16		12.2

Total	240	63	216.7	34.0

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